Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 15, 2002 relating to the consolidated financial statements, which appears in Headwaters Incorporated's Annual Report on Form 10-K/A for the year ended September 30, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
July 22, 2002



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